Exhibit 99.1

Intercontinental Exchange Reports Strong Second Quarter 2022

•   2Q22 net revenues of $1.8 billion, +6% y/y

•   2Q22 GAAP diluted EPS of $0.99, down 55% y/y, primarily due to the 2Q21 pre-tax gain of $1.23 billion related to the full divestment of our stake in Coinbase

•   2Q22 adj. diluted EPS of $1.32, +14% y/y

•   2Q22 operating income of $869 million, +9% y/y; adj. operating income of $1.1 billion, +12% y/y

•   2Q22 operating margin of 48%; adj. operating margin of 59%

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

 "We are pleased to report our second quarter results, which were highlighted by continued revenue and operating profit growth. Amidst a backdrop of continued volatility and uncertainty, our strong second quarter performance reflects the value of our markets, technology and data services. Our strategic diversification across asset classes and geographies enables us to better innovate for customers and drive growth across an array of macro environments. As we look to the second half of the year, we remain focused on connecting customers to data and technology and extending our track record of growth."

ATLANTA & NEW YORK, August 4, 2022 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the second quarter of 2022. For the quarter ended June 30, 2022, consolidated net income attributable to ICE was $555 million on $1.8 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted earnings per share (EPS) were $0.99. Adjusted net income attributable to ICE was $739 million in the second quarter and adjusted diluted EPS were $1.32. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "Through the first half of the year, we have grown revenues, operating income and cash flow. Recurring revenues, which account for roughly 50% of our total revenue, continue to compound alongside growth in our diverse transaction-based businesses. This performance reflects the “all-weather” nature of our business model, and as we move into the second half of 2022, we are well-positioned to benefit from near-term cyclical tailwinds as well as longer-term secular trends and remain focused on creating value for stockholders."

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Second Quarter 2022 Business Highlights

Second quarter consolidated net revenues were $1.8 billion, up 6% year-over-year including exchange net revenues of $1.0 billion, fixed income and data services revenues of $512 million and mortgage technology revenues of $297 million. Consolidated operating expenses were $945 million for the second quarter of 2022. On an adjusted basis, consolidated operating expenses were $740 million. Consolidated operating income for the second quarter was $869 million and the operating margin was 48%. On an adjusted basis, consolidated operating income for the second quarter was $1.1 billion and the adjusted operating margin was 59%.

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	2Q22
Exchanges	$1,005	70%	71%
Fixed Income and Data Services	$512	34%	43%
Mortgage Technology	$297	(2)%	46%
Consolidated	$1,814	48%	59%

	2Q22	2Q21	% Chg
Recurring Revenue	$931	$870	7%
Transaction Revenue, net	$883	$837	6%

Exchanges Segment Results

Second quarter exchange net revenues were $1.0 billion. Exchange operating expenses were $304 million and on an adjusted basis, were $287 million in the second quarter. Segment operating income for the second quarter was $701 million and the operating margin was 70%. On an adjusted basis, operating income was $718 million and the adjusted operating margin was 71%.

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$ (in millions)	2Q22	2Q21	% Chg
Revenue, net:
Energy	$265	$274	(3)%
Ags and Metals	61	62	(1)%
Financials(1)	123	83	50%
Cash Equities and Equity Options	99	85	17%
OTC and Other(2)	108	78	39%
Data and Connectivity Services	218	208	4%
Listings	131	119	10%
Segment Revenue	$1,005	$909	11%

Recurring Revenue	$350	$327	7%
Transaction Revenue, net	$655	$582	13%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Second quarter fixed income and data services revenues were $512 million. Fixed income and data services operating expenses were $338 million and adjusted operating expenses were $294 million in the second quarter. Segment operating income for the second quarter was $174 million and the operating margin was 34%. On an adjusted basis, operating income was $218 million and the adjusted operating margin was 43%.

$ (in millions)	2Q22	2Q21	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$25	$13	84%	85%
CDS Clearing	66	38	72%	76%
Fixed Income Data and Analytics	274	268	3%	4%
Other Data and Network Services	147	139	6%	8%
Segment Revenue	$512	$458	12%	13%

Recurring Revenue	$421	$407	4%	5%
Transaction Revenue	$91	$51	75%	78%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q21, 1.3985 and 1.2054, respectively.

3

Mortgage Technology Segment Results

Second quarter mortgage technology revenues were $297 million. Mortgage technology operating expenses were $303 million and adjusted operating expenses were $159 million in the second quarter. Segment operating loss for the second quarter was $6 million and the operating margin was (2)%. On an adjusted basis, operating income was $138 million and the adjusted operating margin was 46%.

$ (in millions)	2Q22	2Q21	% Chg
Revenue:
Origination Technology	$196	$241	(19)%
Closing Solutions	64	69	(6)%
Data and Analytics	24	18	37%
Other	13	12	4%
Segment Revenue	$297	$340	(13)%

Recurring Revenue	$160	$136	18%
Transaction Revenue	$137	$204	(33)%

Other Matters

•	The effective tax rate for the second quarter of 2022 was 23%.
•	Operating cash flow through the second quarter of 2022 was $1.7 billion and free cash flow was $1.4 billion.
•	Unrestricted cash was $830 million and outstanding debt was $18.1 billion as of June 30, 2022.
•	Through the second quarter of 2022, ICE repurchased $632 million of its common stock and paid $427 million in dividends. In connection with our pending acquisition of Black Knight, on May 4, 2022 we suspended share repurchases.

Updated Financial Guidance

•	ICE's full year 2022 GAAP operating expenses are expected to be in a range of $3.599 billion to $3.649 billion. Adjusted operating expenses(1) are expected to be in a range of $2.97 billion to $2.99 billion.
•	ICE's third quarter 2022 GAAP operating expenses are expected to be in a range of $903 million to $913 million. Adjusted operating expenses(1) are expected to be in a range of $743 million to $753 million.
•	ICE's third quarter 2022 GAAP non-operating expense(2) is expected to be in the range of $180 million to $185 million. Adjusted non-operating expense is expected to be in the range of $115 million to $120 million.
•	ICE's diluted share count for the third quarter is expected to be in the range of 558 million to 563 million weighted average shares outstanding.

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(1) 2022 and 3Q22 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and Ellie Mae transaction and integration costs.

(2) Non-operating income / expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes equity earnings from unconsolidated investees, net interest expense on pre-acquisition-related debt and costs associated with re-financing existing debt.

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Earnings Conference Call Information

ICE will hold a conference call today, August 4, 2022, at 8:30 a.m. ET to review its second quarter 2022 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-200-6205 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 093622 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2022 earnings has been scheduled for November 3rd, 2022 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

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Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Exchanges	$3,247	$2,942	$1,604	$1,336
Fixed income and data services	1,021	926	512	458
Mortgage technology	604	695	297	340
Total revenues	4,872	4,563	2,413	2,134
Transaction-based expenses:
Section 31 fees	174	166	123	41
Cash liquidity payments, routing and clearing	985	893	476	386
Total revenues, less transaction-based expenses	3,713	3,504	1,814	1,707

Operating expenses:
Compensation and benefits	714	719	355	365
Professional services	69	81	35	37
Acquisition-related transaction and integration costs	62	28	53	10
Technology and communication	344	327	169	165
Rent and occupancy	41	41	20	20
Selling, general and administrative	112	111	57	60
Depreciation and amortization	510	506	256	251
Total operating expenses	1,852	1,813	945	908
Operating income	1,861	1,691	869	799
Other income/(expense):
Interest income	9	—	8	—
Interest expense	(264)	(213)	(161)	(106)
Other income/(expense), net	(35)	1,287	23	1,239
Other income/(expense), net	(290)	1,074	(130)	1,133
Income before income tax expense	1,571	2,765	739	1,932
Income tax expense	338	862	173	679
Net income	$1,233	$1,903	$566	$1,253
Net income attributable to non-controlling interest	(21)	(5)	(11)	(1)
Net income attributable to Intercontinental Exchange, Inc.	$1,212	$1,898	$555	$1,252

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.17	$3.38	$0.99	$2.23
Diluted	$2.16	$3.36	$0.99	$2.22
Weighted average common shares outstanding:
Basic	560	562	558	563
Diluted	562	565	560	565

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Consolidated Balance Sheets

(In millions)

	As of	As of
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$830	$607
Short-term restricted cash and cash equivalents	6,045	1,035
Cash and cash equivalent margin deposits and guaranty funds	164,483	145,936
Invested deposits, delivery contracts receivable and unsettled variation margin	3,189	4,493
Customer accounts receivable, net	1,371	1,208
Prepaid expenses and other current assets	457	1,021
Total current assets	176,375	154,300
Property and equipment, net	1,703	1,699
Other non-current assets:
Goodwill	21,106	21,123
Other intangible assets, net	13,397	13,736
Long-term restricted cash and cash equivalents	405	398
Other non-current assets	2,221	2,246
Total other non-current assets	37,129	37,503
Total assets	$215,207	$193,502

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$719	$703
Section 31 fees payable	172	57
Accrued salaries and benefits	220	354
Deferred revenue	473	194
Short-term debt	4	1,521
Margin deposits and guaranty funds	164,483	145,936
Invested deposits, delivery contracts payable and unsettled variation margin	3,189	4,493
Other current liabilities	162	153
Total current liabilities	169,422	153,411
Non-current liabilities:
Non-current deferred tax liability, net	3,945	4,100
Long-term debt	18,109	12,397
Accrued employee benefits	191	200
Non-current operating lease liability	267	252
Other non-current liabilities	412	394
Total non-current liabilities	22,924	17,343
Total liabilities	192,346	170,754

Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,223)	(5,520)
Additional paid-in capital	14,201	14,069
Retained earnings	15,135	14,350
Accumulated other comprehensive loss	(305)	(196)
Total Intercontinental Exchange, Inc. stockholders’ equity	22,814	22,709
Non-controlling interest in consolidated subsidiaries	47	39
Total equity	22,861	22,748
Total liabilities and equity	$215,207	$193,502

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Non-GAAP Financial Measures and Reconciliation
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

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Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$2,088	$1,883	$1,021	$926	$604	$695	$3,713	$3,504
Operating expenses	603	647	692	672	557	494	1,852	1,813
Less: Amortization of acquisition-related intangibles	33	37	93	91	180	185	306	313
Less: Transaction and integration costs	—	10	—	—	60	17	60	27
Adjusted operating expenses	$570	$600	$599	$581	$317	$292	$1,486	$1,473
Operating income	$1,485	$1,236	$329	$254	$47	$201	$1,861	$1,691
Adjusted operating income	$1,518	$1,283	$422	$345	$287	$403	$2,227	$2,031
Operating margin	71%	66%	32%	27%	8%	29%	50%	48%
Adjusted operating margin	73%	68%	41%	37%	47%	58%	60%	58%

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Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$1,005	$909	$512	$458	$297	$340	$1,814	$1,707
Operating expenses	304	326	338	337	303	245	945	908
Less: Amortization of acquisition-related intangibles	17	19	44	46	92	90	153	155
Less: Transaction and integration costs	—	5	—	—	52	4	52	9
Adjusted operating expenses	$287	$302	$294	$291	$159	$151	$740	$744
Operating income/(loss)	$701	$583	$174	$121	$(6)	$95	$869	$799
Adjusted operating income	$718	$607	$218	$167	$138	$189	$1,074	$963
Operating margin	70%	64%	34%	26%	(2)%	28%	48%	47%
Adjusted operating margin	71%	67%	43%	36%	46%	56%	59%	56%

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Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Net income attributable to ICE	$1,212	$1,898
Add: Amortization of acquisition-related intangibles	306	313
Add: Transaction and integration costs	60	27
Add: Accrual relating to legal settlement	9	—
Add: Net interest expense on pre-acquisition-related debt	18	—
Add: Extinguishment of 2022 and 2023 Senior Notes	30	—
Less: Gain on sale of Euroclear equity investment and dividends received	(41)	(30)
Less: Gain on sale of Coinbase equity investment	—	(1,227)
Less: Gain related to the settlement of an acquisition-related indemnification claim	—	(7)
Add/(Less): Net losses/(income) from unconsolidated investees	57	(34)
Add/(Less): Income tax effect for the above items	(123)	254
Add: Deferred tax adjustments on acquisition-related intangibles	15	197
Adjusted net income attributable to ICE	$1,543	$1,391

Basic earnings per share	$2.17	$3.38
Diluted earnings per share	$2.16	$3.36

Adjusted basic earnings per share	$2.76	$2.47
Adjusted diluted earnings per share	$2.75	$2.46

Basic weighted average common shares outstanding	560	562
Diluted weighted average common shares outstanding	562	565

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Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021
Net income attributable to ICE	$555	$1,252
Add: Amortization of acquisition-related intangibles	153	155
Add: Transaction and integration costs	52	9
Add: Net interest expense on pre-acquisition-related debt	18	—
Add: Extinguishment of 2022 and 2023 Senior Notes	30	—
Less: Gain on sale of Euroclear equity investment	(41)	—
Less: Gain on sale of Coinbase equity investment	—	(1,227)
Less: Gain related to the settlement of an acquisition-related indemnification claim	—	(7)
Add/(Less): Net losses/(income) from unconsolidated investees	15	(9)
Add/(Less): Income tax effect for the above items	(65)	288
Add: Deferred tax adjustments on acquisition-related intangibles	22	196
Adjusted net income attributable to ICE	$739	$657

Basic earnings per share	$0.99	$2.23
Diluted earnings per share	$0.99	$2.22

Adjusted basic earnings per share	$1.32	$1.17
Adjusted diluted earnings per share	$1.32	$1.16

Basic weighted average common shares outstanding	558	563
Diluted weighted average common shares outstanding	560	565

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Free Cash Flow Calculation

(In millions)

(Unaudited)

	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Cash flow from operations	$1,725	$1,607
Less: Capital expenditures and capitalized software development costs	(204)	(240)
Add/(Less): Section 31 fees, net	(115)	44
Free cash flow	$1,406	$1,411

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About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 3, 2022. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Mary Caroline O'Neal

+1 770 738 2151

marycaroline.oneal@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com

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